Exhibit 5

WuXi PharmaTech (Cayman) Inc.

288 Fute Zhong Road

Waigaoqiao Free Trade Zone	July. 30, 2012

Shanghai 200131

People’s Republic of China

Dear Sirs,

WuXi PharmaTech (Cayman) Inc. (the “Company”)

We have been asked to render this opinion in our capacity as counsel as to Cayman Islands law to the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities And Exchange Commission, relating to the registration under the Securities Act of 1933, as amended, (the “Act”) of an amount of 36,000,000 ordinary shares of par value US$0.02 each in the authorised but unissued share capital of the Company (the “Shares”) for issuance pursuant to the Company’s 2007 Employee Share Incentive Plan (the “Plan”).

We have reviewed the corporate authorisations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plan) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully,

/s/ Maples and Calder